LIMTED POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned has constituted, made and appointed, and by these presents does make, constitute and appoint, H. Phillip Moore, Jr., Marc T. Lambrecht and Michael E. Daniels or any of them, or any replacement or designee thereof, the undersigned's true and lawful Attorneys-in-Fact, who may do for the undersigned and on the undersigned's behalf all of the following:

				1.

	To execute and deliver any filings made with respect to the undersigned under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, as filed relating to the securities of Nicolet Bankshares, Inc., a Wisconsin corporation.

				2.

	To do, execute and perform any other act, matter or thing whatsoever that in the opinion of any of the Attorneys-in-Fact ought to be done, executed or performed in the performance of the foregoing powers set forth in paragraph 1 hereof.

				3.

	All parties dealing with any of the undersigned's Attorneys-in-Fact in connection with said powers under paragraph 1 may rely fully upon their power and authority herein, to act for the undersigned and on his or her behalf and in his or her name, and such parties shall be fully protected in so acting, prior to their receipt of notice of any termination hereof by operation of law or otherwise and to such effect the undersigned is hereby bound.

	The undersigned has ratified and confirmed, and by these presents does hereby ratify and confirm all that the Attorneys-in-Fact appointed hereby may lawfully do by virtue hereof.

	IN WITNESS WHEREOF, the undersigned has granted this Limited Power of Attorney.


Signature:	/s/ H. Phillip Moore, Jr.
Name:		Hubert Phillip Moore, Jr.
Date:		6/7/2021